Exhibit 3.2

                               AMENDED & RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            ARCTIC ACQUISITION CORP.

         FIRST: The name of this corporation (herein called the "Corporation") shall be: "Arctic Acquisition Corp".

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

         THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which this corporation is authorized to issue is eighty-five million (85,000,000), of which (i) seventy-five million (75,000,000) shall be common stock with a par value of $0.001 per share, and (ii) ten million (10,000,000) shall be preferred stock with a par value of $0.001 per share.

         FIFTH:  The name and mailing address of the incorporator is as follows:

                              Stephen C. Rocamboli
                    c/o Paramount BioCapital Investments, LLC
                               787 Seventh Avenue
                                   48th Floor
                               New York, NY 10019

         SIXTH: The board of directors shall have the power to adopt, amend or repeal the by-laws.

         SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director to the fullest extent of the law.

                                    * * * * *

         IN WITNESS  WHEREOF,  the undersigned,  being the  incorporator  herein
before  named,  has  executed  signed  and  acknowledged   this  certificate  of
incorporation this 20th day of October, 2005.

                                        /s/ Stephen C. Rocamboli
                                        ----------------------------
                                        Stephen C. Rocamboli
                                        Incorporator


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